UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2014

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

n/a
             (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Santander Holdings USA, Inc. - Dodd-Frank Act Stress Testing (“DFAST”) Disclosure

This disclosure of summary stress test results is required by 12 CFR 252.148, which implements the requirements of Section 165(i)(2) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The following results reflect pro forma capital ratios and select Income Statement line items for Santander Holdings USA, Inc. (“SHUSA”) and its insured depository subsidiary, Santander Bank, N.A. (“SBNA”), under the Federal Reserve Board’s (“Federal Reserve’s”) Supervisory Severely Adverse scenario.

Dodd-Frank Act Stress Testing Assumptions

Stress Scenario

The Federal Reserve’s Supervisory Severely Adverse scenario was released by the Federal Reserve on November 1, 2013.  This scenario is characterized by a substantial weakening in economic activity.  In addition, the scenario features a significant reversal of recent improvements to the U.S. housing market and the euro area outlook. In summary, for the United States:
  The unemployment rate increases 4 percentage points from current levels and peaks at 11¼ percent in the middle of 2015,
  Real GDP declines nearly 4¾ percent between the third quarter of 2013 and the end of 2014. A slow recovery takes hold in 2015, and real GDP expands 2 percent in 2015 and nearly 4 percent in 2016,
  House prices decline 25 percent during the scenario period, while commercial real estate prices decline nearly 35 percent at their trough,
  Short-term interest rates remain near zero through 2016. The yield on the long-term Treasury bond declines to 1 percent in 2014 before edging up approximately 1 percentage point by the end of 2016
It is important to note that this scenario is not a forecast of anticipated economic conditions, but rather a hypothetical scenario designed by the Federal Reserve to help assess the strength and resilience of financial institutions to a severely adverse economic environment.

Additional detail on the Supervisory Severely Adverse scenario is available on the Federal Reserve’s website at www.federalreserve.gov.

Description of the Types of Risk Included in the Stress Test

SHUSA considers identified material risks in its stress testing activities. In addition to broad industry-wide risks, SHUSA considers a wide range of key risks facing the company, including the following:
  Credit risk, mostly from real estate related portfolios and large corporates,
  Revenue at risk (i.e. strategic risk) from growth plans of specific business units,
  Operational risk, or the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events,
  Compliance risk, mostly found in the retail banking sector,
  Market risk, or the risk to SHUSA’s financial condition from changes in interest rates or changes in the market value of assets and traded financial instruments, both on-balance sheet and off-balance sheet; and
  Liquidity risk, or the risk arising from an inability to meet obligations as they come due in the normal course of business without undue hardship or incurring unacceptable loss.
Description of Methodologies Employed

SHUSA employs various methodologies in its stress tests for balance sheet, income statement, and capital projections.  In general, SHUSA utilizes various modeling techniques in developing its stress test estimates including regression-based modeling, business analytics, or other objective, quantitative forecasting methodologies.  SHUSA also incorporates expert management judgment in the analysis of the stress test estimates.

The following describes the methodologies used in the SHUSA stress testing process:

Loss Estimation: For the purposes of capital planning and loss forecasting, SHUSA has developed loss forecasting models linked to macroeconomic variables across its commercial and retail portfolios. SHUSA has also developed models for the estimation of operational risk.

Revenues and Expenses: Pre-provision net revenue (“PPNR”), through retained earnings, is a major source of capital for SHUSA and is a crucial driver of stress test results. SHUSA’s PPNR forecasting methodology consists of several models used in conjunction to forecast line items for the balance sheet and income statement.  The balance sheet and non-interest income and expense are forecasted by OLS regression on macroeconomic factors.  Net interest income is forecast based on interest rates projected and applied to the modeled loan and deposit balances within the asset liability management tool.  These results are subject to management review and adjustment.

Provision for Loan and Lease Loses: The credit loss stress tests models create estimations for expected reserve levels (both ALLL and contingent) and related provision expenses that SHUSA will incur under each of the macroeconomic scenarios. SHUSA’s reserve level is determined on an expectation of the future net charge offs and built up to absorb those credit losses.  Provision expense is taken at each forecast period to adjust the reserve levels up or down to the necessary levels.

Changes in capital position over the planning horizon:  The methodologies described above translate identified risks into potential revenue and loss projections over the 9-quarter planning horizon. These projections are then aggregated into net income / loss estimates over the planning horizon. These estimates then feed SHUSA’s regulatory capital estimation process. These regulatory capital calculations are based on existing regulatory guidance as well as proposed guidance when applicable. SHUSA also estimates impacts to regulatory capital based on planned capital actions or prescribed actions. These capital ratios then become a key input into SHUSA’s capital adequacy assessment.

Santander Holdings USA Inc. (“SHUSA”)

SHUSA Capital Actions

These summary stress test results for SHUSA’s DFAST analysis do not include any prospective capital actions that may have been requested by SHUSA as part of the Federal Reserve’s Comprehensive Capital Analysis and Review for 2014 (“CCAR”).  These results do not include the $2.5 billion of common stock issued by SHUSA on February 21, 2014 as disclosed in Form 8-K on February 27, 2014.

The SHUSA capital actions included in these DFAST results are:

1)	Scheduled dividend and interest payments on existing preferred stock and subordinated debt securities, and
2)	No redemption or repurchase of any capital instrument that is eligible for inclusion in the numerator of a regulatory capital ratio

Estimates under Federal Reserve Severely Adverse Scenario

Projected Capital Ratios through Q4 2015 under the Supervisory Severely Adverse Scenario

	Actual	Stressed Capital Ratios
	Q3 2013	Q4 2015	Minimum*
Tier 1 common ratio (%)	13.7%	7.1%	7.1%
Common equity tier 1 ratio (%)		7.1%	7.1%
Tier 1 risk-based capital ratio (%)	14.4%	8.2%	8.2%
Total risk-based capital ratio (%)	16.5%	10.4%	10.4%
Tier 1 leverage ratio (%)	12.4%	7.7%	7.7%

* “Minimum” means the lowest result for any quarter over the 9-quarter planning horizon

Projected Losses, Revenue, and Net Income before Taxes through Q4 2015 under the Supervisory Severely Adverse Scenario
	Billions of	Percent of
	Dollars	Average Assets
Pre-provision Net Revenue	7.2	7.3%
Other Revenue	0.0	0.0%
Less
Provisions	8.2	8.4%
Realized Gains/Losses on Securities (AFS/HTM)	-0.1	-0.1%
Trading and Counterparty Losses	0.0	0.0%
Other Losses/Gains	0.0	0.0%
Equals
Net Income/(Loss) Before Taxes	-1.1	-1.1%

Projected Loan Losses by Type of Loans for Q4 2013 through Q4 2015 under the
Supervisory Severely Adverse Scenario

	Billions of	Portfolio Loss
	Dollars	Rates (%)
Loan Losses	7.3	10.5%
First Lien Mortgages, Domestic	0.6	6.2%
Junior Liens and HELOCs, Domestic	0.4	9.4%
Commercial and Industrial	0.3	2.7%
Commercial Real Estate	0.6	3.8%
Credit Cards	0.1	90.6%
Other Consumer	5.2	20.0%
Other Loans	0.0	2.8%

Explanation of the most significant causes for the changes in regulatory capital ratios and Tier 1 common ratio

A factor in the projected decline of SHUSA’s capital ratios is the expectation of credit costs exceeding pre-provision net revenues over the 9-quarter forecast horizon. As detailed in the estimated results tables, this leads to a net loss of approximately $1.1 billion before taxes over the forecast horizon for SHUSA.  Partially offsetting this impact is the projection for a decrease in risk-weighted assets reflecting the severely adverse economic environment.

An additional factor for the change in SHUSA’s regulatory capital ratios and Tier 1 common ratio under SHUSA’s capital plan was the pro forma consolidation of Santander Consumer USA Inc. (“SCUSA”) into SHUSA in Q1 2014.  As of September 30, 2013 SCUSA was reflected on SHUSA’s balance sheet as a $2.9 billion equity investment.  The impact of the pro forma consolidation can be seen in the table below, which compares SHUSA’s projected Q1:14 capital ratios to Q3:13 actual ratios.

Projected Capital Ratios Q1 2014 vs Q4 2013 under the Supervisory Severely Adverse Scenario

	Actual	Projected
	Q3 2013	Q4 2013	Q1 2014
Tier 1 common ratio (%)	13.7%	13.3%	8.5%
Common equity tier 1 ratio (%)		12.9%	8.1%
Tier 1 risk-based capital ratio (%)	14.4%	13.6%	9.7%
Total risk-based capital ratio (%)	16.5%	15.7%	11.4%
Tier 1 leverage ratio (%)	12.4%	11.9%	9.2%

The consolidation of SCUSA into SHUSA is estimated to impact SHUSA’s capital ratios in two ways.  First, the consolidation leads to the addition of $24.5 billion in risk weighted assets to SHUSA’s balance sheet ($27.3 billion in total assets).  Second, the recognition of a substantial minority interest ($1.0 billion net of associated goodwill) that is deducted from Tier 1 common and Common equity Tier 1.

Finally, another factor in the projected decline of SHUSA’s capital ratios is the implementation of the standardized risk-weighted asset rules effective January 2015.

Santander Bank, NA (“SBNA”)

The following results reflect pro forma capital ratios for SBNA under the Federal Reserve’s Supervisory Severely Adverse scenario. These capital levels are derived using a process identical to that described in this document for SHUSA.  SBNA’s capital ratios decline over the 9-quarter planning horizon in this theoretical severely adverse scenario as credit costs exceed pre-provision net revenue generation.  The consolidation of SCUSA into SHUSA does not impact SBNA’s capital ratios.

SBNA Capital Actions

These summary stress test results for SBNA include the following capital action assumptions:

1)	Payment of quarterly distributions on common stock from SBNA to SHUSA in accordance with SBNA’s capital adequacy analysis and internal capital policy,
2)	Scheduled interest payments on existing subordinated debt securities, and
3)	No redemption or repurchase of any capital instrument that is eligible for inclusion in the numerator of a regulatory capital ratio.

Estimates under Federal Reserve Severely Adverse Scenario

SBNA’s DFAST capital ratios under the Federal Reserve Severely Adverse scenario remain well above the regulatory requirement of a minimum Tier 1 common ratio of 5% and a minimum Common equity tier 1 ratio of 4.5%.

Projected Capital Ratios through Q4 2015 under the Supervisory Severely Adverse Scenario

	Actual	Stressed Capital Ratios
	Q3 2013	Q4 2015	Minimum*
Tier 1 common ratio (%)	13.7%	12.4%	12.4%
Common equity tier 1 ratio (%)		11.9%	11.9%
Tier 1 risk-based capital ratio (%)	13.7%	11.9%	11.9%
Total risk-based capital ratio (%)	15.7%	13.5%	13.5%
Tier 1 leverage ratio (%)	11.8%	9.8%	9.8%

* “Minimum” means the lowest result for any quarter over the 9-quarter planning horizon

Projected Losses, Revenue, and Net Income before Taxes through Q4 2015 under
The Supervisory Severely Adverse Scenario

	Billions of	Percent of
	Dollars	Average Assets
Pre-provision Net Revenue	0.8	1.1%
Other Revenue	0.0	0.0%
Less
Provisions	2.5	3.5%
Realized Gains/Losses on Securities (AFS/HTM)	-0.1	-0.1%
Trading and Counterparty Losses	0.0	0.0%
Other Losses/Gains	0.0	0.0%
Equals
Net Income/(Loss) Before Taxes	-1.8	-2.5%

Projected Loan Losses by Type of Loans for Q4 2013 through Q4 2015 under the
Supervisory Severely Adverse Scenario

	Billions of	Portfolio Loss
	Dollars	Rates (%)
Loan Losses	2.3	4.9%
First Lien Mortgages, Domestic	0.6	6.2%
Junior Liens and HELOCs, Domestic	0.4	9.4%
Commercial and Industrial	0.3	2.7%
Commercial Real Estate	0.6	3.8%
Credit Cards	0.1	90.6%
Other Consumer	0.1	6.5%
Other Loans	0.0	2.8%

Explanation of the most significant causes for the changes in regulatory capital ratios and tier 1 common ratio

The Federal Reserve’s Supervisory Severely Adverse scenario, as applied internally through SHUSA’s capital planning process, results in projected declines in SBNA’s regulatory capital ratios of approximately 200 basis points from 3Q 2013 actual levels.  This decline is primarily driven by an expectation of credit costs exceeding pre-provision net revenues over the 9-quarter forecast horizon. As detailed in the estimated results tables, this leads to a net loss of approximately $1.8 billion before taxes over the forecast horizon for SBNA.  Partially offsetting this impact is the projection for a decrease in risk-weighted assets reflecting the severely adverse economic environment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2014	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Senior Vice President and Assistant Secretary